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                                                                    EXHIBIT 23.8

                   CONSENT OF SG COWEN SECURITIES CORPORATION

December 12, 2002


Board of Directors
Variagenics, Inc.
60 Hampshire Street
Cambridge, MA  02139


We hereby consent to the inclusion of our opinion, dated November 8, 2002, in the joint proxy statement/prospectus (the "Prospectus") of Hyseq, Inc. attached as Annex D which is a part of Amendment No. 1 of the Registration Statement on Form S-4 (the "Registration Statement") and to the references to our firm in the Prospectus under the headings "Summary" and "The Merger--Background of the Merger," "--Reasons for the Merger - Variagenics" and "--Opinion of Financial Advisor--Variagenics".


In executing this consent, we do not admit or acknowledge that SG Cowen Securities Corporation is within the class of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder, and we do not thereby admit that we are experts with respect to any part of the Registration Statement under the meaning of the term "expert" as used in the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder.

Very truly yours,

/s/ SG COWEN SECURITIES CORPORATION

SG COWEN SECURITIES CORPORATION